EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 10 of our report dated September 14, 2011, with respect to the audited consolidated financial statements of HII Technologies, Inc. for the years ended December 31, 2010 and 2009.

/s/ MALONEBAILEY, LLP
www.malonebailey.com
Houston, Texas
September 14, 2011